MuniHoldings California Insured Fund II, Inc.

File No. 811-8573

Item No. 77M (Mergers) -- Attachment



During the fiscal semi-annual period ending June 30, 2000, MuniHoldings California Insured Fund II, Inc. (the "Registrant") acquired substantially all of the assets and assumed substantially all of the liabilities of MuniHoldings CA Insured Fund Inc. ("MuniHoldings CA Ins."), File No. 811-8213, MuniHoldings California Insured Fund III, Inc. ("MuniHoldings CA Ins. III"), File No. 811-8973, and MuniHoldings California Insured Fund IV, Inc.
("MuniHoldings CA Ins. IV"), File No. 811-9113.

At meetings of the Boards of Directors of the Registrant and MuniHoldings CA Ins., MuniHoldings CA Ins. III and Muniholdings CA Ins. IV, the Boards of Directors approved an Agreement and Plan of Reorganization (the "Reorganization"). The Reorganization referred collectively to (i) the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of MuniHoldings CA Ins. by the Registrant and the subsequent distribution of Registrant's Common Stock and Registrant's Series C Auction Market Preferred Stock ("AMPS"), respectively, to the holders of MuniHoldings
CA Ins. Common Stock and MuniHoldings CA Ins. AMPS
Series A and Series B, respectively; (ii) the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of MuniHoldings CA Ins. III by the Registrant and the subsequent distribution of Registrant's Common Stock and Registrant's Series D
AMPS, respectively, to the holders of MuniHoldings CA
Ins. II Common Stock and MuniHoldings CA Ins. III
AMPS, Series A and Series B, respectively; (iii) the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of MuniHoldings CA Ins. IV by the Registrant and the subsequent distribution of Registrant's Common Stock and Registrant's Series E AMPS, respectively, to the holders of MuniHoldings CA Ins. IV Common Stockand
MuniHoldings CA Ins. IV AMPS, Series A and B respectively; (iv) the subsequent deregistration and dissolution of each of MuniHoldings CA Ins., MuniHoldings CA Ins. III and MuniHoldings CA Ins. IV;
and (v) the subsequent change of name of MuniHoldings
CA Ins. II to MuniHoldings California Insured Fund, Inc.

In connection with the Reorganization, on March 6, 2000, the Registrant filed a Registration Statement on Form N-14
(File No. 333-88367; the "N-14 Registration Statement").
The N-14 Registration Statement contained the proxy materials soliciting the approval of the Agreement and Plan of Reorganization by the shareholders of MuniHoldings CA
Ins., MuniHoldings CA Ins III and MuniHoldings CA IV.
Pre-Effective Amendment No. 1 to the N-14 Registration
Statement was filed on November 8, 1999, and the N-14
Registration Statement as so amended was declared effective by the Commission on November 18, 1999.

On January 20, 2000, the shareholders of the Registrant and MuniHoldings CA Ins., MuniHoldings CA Ins. III and MuniHoldings CA Ins. IV approved the Reorganization at a special meeting of shareholders held for that purpose. On March 6, 2000 (the "Reorganization Date"), pursuant to the Agreement and Plan of Reorganization, MuniHoldings CA
Ins. transferred securities and cash valued at $188,500,000 to the Registrant and received in exchange 8,653,704 shares of the Registrant's Common Stock and 80,000,000 shares of Registrant's Series C AMPS with an aggregate liquidation preference of $25,000; MuniHoldings CA Ins.
III transferred securities and cash valued at $164,600,000 to the Registrant and received in exchange 7,227,085 shares of the Registrant's Common Stock and 74,000,000 shares of Registrant's Series D AMPS with an aggregate liquidation preference of $25,000; MuniHoldings CA Ins. IV transferred securities and cash valued at $210,000,000 to the Registrant and received in exchange 9,495,104 shares of the Registrant's Common Stock and 91,000,000 shares of Registrant's Series E AMPS with an aggregate liquidation preference of $25,000; and MuniHoldings CA Ins.,
MuniHoldings CA Ins. III and MuniHoldings CA Ins. IV distributed these shares to their respective shareholders as provided in the Agreement and Plan of Reorganization.

Applications for Deregistration on Form N-8F were filed with the Securities and Exchange Commission and by MuniHoldings CA Ins. and MuniHoldings CA Ins III on
May 12, 2000 and by MuniHoldings CA IV on May 15,
2000, and each was deregistered by the Securities and Exchange Commission on June 21, 2000.